Exhibit (c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-283109) of Oxford Lane Capital Corp. of our report dated May 22, 2026, relating to the financial statements, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 22, 2026